LOCK-UP LETTER

May 3, 2016

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

Ladies and Gentlemen:

The undersigned understands that, on the date hereof, Quintiles Transnational Holdings Inc. (the “Company”), and IMS Health Holdings, Inc. (“IMS”) intend to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which IMS will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”).

To induce the Company to enter into the Merger Agreement, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the period commencing at the Effective Time of the Merger (as defined in the Merger Agreement) and ending the date that is 90 calendar days after the Closing Date (as defined in the Merger Agreement) (such period, the “Restricted Period”), Transfer, directly or indirectly, any Capital Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, by the undersigned.

For purposes of this letter, (i) “Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, any Common Stock or any preferred stock of the Company, but excluding any debt securities convertible into such equity, (ii) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock and (iii) “Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.

In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned understands that the Company is relying on this letter agreement in proceeding toward consummation of the Merger. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter agreement shall terminate automatically upon the termination of the Merger Agreement (other than the provisions thereof which survive termination).

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Very truly yours,

/s/ Ari Bousbib
(Name)

(Address)

[Signature Page to Lock-Up Letter]